Exhibit 99.1

CVSL REPORTS FIRST QUARTER RESULTS

Revenue Increases Six-fold Over Prior Year, Debt is Reduced

(Dallas, TX, May 15, 2014)

CVSL Inc. [OTC QX: CVSL] today reported financial results for the first quarter ending March 31, 2014.

For the quarter, CVSL’s gross revenue was $26.7 million, compared to $4.3 million in the same quarter a year ago, more than a six-fold increase.  During the quarter, CVSL also reduced debt and continued to integrate seven micro-enterprise companies into CVSL.

Late in the quarter the company launched a major new technology platform, including a new internal ERP software system to help manage business functions such as inventory, shipping and financial reporting within its companies, as well as a new state-of-the-art system to help its sales forces better serve their customers.

In the First Quarter the company paid down its existing lines of credit from $9.8 million to $8.4 million.  CVSL sold a manufacturing building in Ohio for nearly $1.4 million and paid off its term debt entirely.

The company noted that costs related to its ongoing integration of its acquired companies, as well as work related to potential future acquisitions, is a significant cost category and that it believes both represent a crucial investment in CVSL’s future growth.

CVSL said it continued to make good progress reducing excess inventory levels.  Overall inventory balance at the end of the First Quarter was $1.2 million less than at the start of the quarter.

CVSL acquired its seventh micro-enterprise company during the quarter, signing a definitive agreement to acquire Uppercase Living on March 14.  Salt Lake City-based Uppercase Living offers an extensive line of customizable vinyl expressions for display on walls.  Its independent sales force sells throughout the United States.

Independent sales force members at the various CVSL companies earned $7 million in commissions and incentives during the quarter.

About CVSL

CVSL is a growing group of micro-enterprise companies that connect social media networks into an ever-expanding virtual “community” of social commerce. CVSL companies currently include The Longaberger Company, a 40-year old maker of hand-crafted baskets and other home décor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women as well as home security systems; and Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line sold under the Ageless brand, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products, My Secret Kitchen, a U.K.-based seller of gourmet food products and Uppercase Living, which sells customizable vinyl expressions for display on walls in the home.  In addition, CVSL and Golden Girls, a purchaser of gold and tradable jewelry, have signed a definitive purchase agreement, which is subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Such statements include statements regarding our growth.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties, and other factors; such as, our ability to continue our growth, our ability to integrate acquired companies, the contribution of Uppercase Living to our company and the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, and those risks discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

Media Contact:  Russell Mack (rmack@cvsl.us.com)

Investor Relations Contact:  Scott Pumper (scottp@cvsl.us.com)

Web site: www.cvsl.us.com